EXHIBIT 23
                  INDEPENDENT AUDITORS' CONSENT




The Board of Directors
J. Baker, Inc.


We consent to the incorporation by reference in Registration
Statements of J. Baker, Inc. on Form S-8 No. 33-10385, No.
33-20302, No. 33-39425, No. 33-59786, No. 33-59788 and No.
33-59790, and on Form S-3 No. 33-51645 of our report dated March
10, 1995 appearing in the Annual Report on Form 10-K of J. Baker,
Inc. for the year ended January 28, 1995.



                                  /s/ KPMG Peat Marwick LLP
                                   -------------------------
                                   KPMG PEAT MARWICK LLP




Boston, Massachusetts
April 25, 1995